Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports Strong

Fourth-Quarter and Full-Year 2012 Results

(Houston — February 6, 2013) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $320 million, or $0.69 per diluted limited partner unit, for the fourth quarter of 2012, and net income attributable to Plains of $1.09 billion, or $2.40 per diluted limited partner unit, for the full year of 2012. Net income attributable to Plains for the fourth quarter of 2011 was $278 million, or $0.68 per diluted limited partner unit, and net income attributable to Plains for the full year of 2011 was $966 million, or $2.44 per diluted limited partner unit. The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $541 million and $1.95 billion for the fourth quarter and full year of 2012, respectively. The comparable amounts for the fourth quarter and full year of 2011 were $426 million and $1.54 billion, respectively.

The Partnership’s reported results include the impact of items that affect comparability between reporting periods.  Items impacting comparability are excluded from adjusted results as detailed in the table below. Accordingly, the Partnership’s fourth-quarter 2012 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $429 million, $1.01 and $609 million, respectively. The comparable amounts for the fourth quarter of 2011 were $322 million, $0.82 and $471 million, respectively.

The Partnership’s adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year of 2012 were $1.41 billion, $3.35 and $2.11 billion, respectively. The comparable amounts for the full year of 2011 were $1.02 billion, $2.62 and $1.60 billion, respectively. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measures.)

“PAA generated exceptional results for the fourth quarter and full year of 2012,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “Our fee-based Transportation and Facilities segments delivered results in line with or ahead of guidance throughout the year as demand for our services remained strong and new capital projects were placed into service.  Our Supply and Logistics segment substantially exceeded our guidance on the strength of increasing volumes, attractive margins, favorable market conditions and solid execution.”

“During 2012, PAA invested $3.5 billion of total capital, including $1.2 billion in organic growth projects and $2.3 billion in strategic and complementary acquisitions.  Importantly, as a result of PAA’s disciplined and proactive financing efforts, the Partnership entered 2013 with a strong balance sheet, $2.4 billion of committed liquidity and very well positioned to execute its growth objectives while maintaining a solid credit profile.”

“Expected contributions from investments made over the last few years combined with the $1.1 billion of planned organic growth capital for 2013 provide substantial visibility for continued baseline growth in 2013 and beyond. This visibility underpins our favorable outlook for continued attractive distribution growth.  In that regard, concurrent with our distribution payable next week, we will have increased our distributions by 9.8% over the distribution paid in February 2012, and we are targeting 9 to 10% year-over-year distribution growth in 2013, while maintaining very attractive distribution coverage.”

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities net of inventory valuation adjustments (2)	$(56)	$(11)	$(74)	$61
Asset impairments (3)	(41)	—	(166)	—
Equity compensation expense (4)	(10)	(37)	(59)	(77)
Net loss on early repayment of senior notes	—	—	—	(23)
Net gain/(loss) on foreign currency revaluation	(1)	10	(7)	(7)
Significant acquisition-related expenses	(1)	(6)	(14)	(10)
Other (5)	—	—	—	1
Selected items impacting comparability of net income attributable to Plains	$(109)	$(44)	$(320)	$(55)

Impact to basic net income per limited partner unit	$(0.31)	$(0.14)	$(0.96)	$(0.18)
Impact to diluted net income per limited partner unit	$(0.32)	$(0.14)	$(0.95)	$(0.18)

(1)	Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)

Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods or the reversal of mark-to-market gains and losses from the prior period net of inventory valuation adjustments.

(3)	Asset impairments are reflected in “Depreciation and amortization” on the Consolidated Statements of Operations.
(4)

Equity compensation expense for the three and twelve months ended December 31, 2012 and 2011 excludes the portion of equity compensation expense represented by grants under Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(5)	Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the fourth-quarter (amounts in millions):

	Three Months Ended			Three Months Ended
	December 31, 2012			December 31, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$373	$313	$9,072	$301	$280	$8,501
Purchases and related costs (1)	(34)	(70)	(8,724)	(27)	(118)	(8,190)
Field operating costs (excluding equity compensation expense) (1)	(126)	(85)	(110)	(93)	(43)	(89)
Equity compensation expense - operations	(3)	—	—	(9)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(22)	(16)	(24)	(20)	(11)	(20)
Equity compensation expense - general and administrative	(7)	(4)	(5)	(17)	(8)	(18)
Equity earnings in unconsolidated entities	12	—	—	4	—	—
Reported segment profit	$193	$138	$209	$139	$99	$183
Selected items impacting comparability of segment profit (3)	5	3	58	21	8	17
Segment profit excluding selected items impacting comparability	$198	$141	$267	$160	$107	$200

Maintenance capital	$30	$16	$2	$34	$6	$3

	Twelve Months Ended			Twelve Months Ended
	December 31, 2012			December 31, 2011
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$1,416	$1,098	$36,440	$1,165	$796	$33,068
Purchases and related costs (1)	(134)	(238)	(35,139)	(115)	(205)	(31,984)
Field operating costs (excluding equity compensation expense) (1)	(468)	(289)	(417)	(387)	(165)	(314)
Equity compensation expense - operations	(16)	(2)	(2)	(14)	(2)	(2)
Segment G&A expenses (excluding equity compensation expense) (2)	(96)	(64)	(101)	(69)	(47)	(86)
Equity compensation expense - general and administrative	(30)	(23)	(28)	(38)	(19)	(35)
Equity earnings in unconsolidated entities	38	—	—	13	—	—
Reported segment profit	$710	$482	$753	$555	$358	$647
Selected items impacting comparability of segment profit (3)	32	20	102	40	23	(34)
Segment profit excluding selected items impacting comparability	$742	$502	$855	$595	$381	$613

Maintenance capital	$108	$49	$13	$86	$22	$12

(1)  Includes intersegment amounts.

(2)  Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses for both the 2012 and 2011 periods.

(3)  Certain non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

Adjusted Transportation segment profit for both the fourth quarter and full year of 2012 increased by approximately 25% over comparable 2011 results. The increase in these periods was primarily driven by the benefit of the BP NGL acquisition as well as recently completed organic growth projects, increased pipeline volumes and higher average pipeline tariffs.

Adjusted Facilities segment profit for both the fourth quarter and full year of 2012 increased by approximately 32% over comparable 2011 results. The increase in these periods was primarily related to capacity additions from the BP NGL acquisition and organic growth projects.

Adjusted Supply and Logistics segment profit for the fourth quarter and full year of 2012 increased by approximately 34% and 39%, respectively, over comparable 2011 results. The fourth-quarter increase was primarily related to the solid execution of PAA’s business model during favorable crude oil market conditions and increased NGL sales volumes. The full-year increase was primarily related to increased crude oil lease gathering volumes and margins as well as favorable crude oil market conditions.

The Partnership’s basic weighted average units outstanding for the fourth quarter of 2012 was 334 million units (337 million diluted units) as compared to 305 million units (308 million diluted units) in last year’s fourth quarter. At year-end 2012, the Partnership had approximately 335.3 million units outstanding, long-term debt of approximately $6.3 billion and a long-term debt-to-total capitalization ratio of 47%.

The Partnership has declared a quarterly distribution of $0.5625 per unit ($2.25 per unit on an annualized basis) payable February 14, 2013 on its outstanding limited partner units. This distribution represents an increase of approximately 9.8% over the quarterly distribution paid in February 2012 and an increase of approximately 3.7% over the quarterly distribution paid in November 2012.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and implied distributable cash flow (“DCF”). Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), net of inventory valuation adjustments, (iii) items that are not indicative of our core operating results and business outlook, and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. A full analysis of these types of variations are not separately identified in this release, but will be discussed, as applicable, in management's discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of EBITDA to net income and EBITDA to cash flows from operating activities for the periods presented are included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 10 a.m. CST on Thursday, February 7, 2013 to discuss the following items:

1.              The Partnership’s fourth-quarter and full-year 2012 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the first quarter and full year of 2013; and

5.              The Partnership’s outlook for the future.

Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year of 2013. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, dial (800) 288-8967 to access the live conference call. International callers should dial (612) 332-0636. No password is required. Access to the slide presentation accompanying the conference call is available a few minutes prior to the call under the “Conference Call Summaries” portion of the “Conference Calls” tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701, or, for international callers, (320) 365-3844, and utilize the following replay access code: 277242.  The replay will be available beginning Thursday February 7, 2013, at approximately noon CST and continue until 11:59 p.m. CST Friday, March 7, 2013.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our access to capital; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; declines in the volume of crude oil, natural gas, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to or slowdown in the development of additional oil and gas reserves or other factors; shortages or cost increases of supplies, materials or labor; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
REVENUES	$9,439	$8,884	$37,797	$34,275

COSTS AND EXPENSES
Purchases and related costs	8,513	8,141	34,368	31,564
Field operating costs	320	232	1,180	870
General and administrative expenses	78	94	342	294
Depreciation and amortization	126	58	482	249
Total costs and expenses	9,037	8,525	36,372	32,977

OPERATING INCOME	402	359	1,425	1,298

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	12	4	38	13
Interest expense	(74)	(63)	(288)	(253)
Other income/(expense), net	1	5	6	(19)

INCOME BEFORE TAX	341	305	1,181	1,039
Current income tax expense	(21)	(13)	(53)	(38)
Deferred income tax benefit/(expense)	10	(4)	(1)	(7)

NET INCOME	330	288	1,127	994
Net income attributable to noncontrolling interests	(10)	(10)	(33)	(28)
NET INCOME ATTRIBUTABLE TO PLAINS	$320	$278	$1,094	$966

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$234	$210	$789	$730
GENERAL PARTNER	$86	$68	$305	$236

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.70	$0.69	$2.41	$2.46

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.69	$0.68	$2.40	$2.44

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	334	305	325	297

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	337	308	328	299

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
OPERATING DATA (1)

Transportation activities (average daily volumes in thousands of barrels) (2):
Crude Oil Pipelines
All American	37	34	33	35
Bakken Area Systems	120	135	130	130
Basin / Mesa	756	586	696	566
Capline	154	145	146	160
Eagle Ford Area Systems	40	4	23	5
Line 63/Line 2000	134	113	128	114
Manito	52	67	57	66
Mid-Continent Area Systems	256	201	249	213
Permian Basin Area Systems	489	412	461	404
Rainbow	141	152	145	142
Rangeland	65	63	62	59
Salt Lake City Area Systems	144	141	149	146
White Cliffs	21	15	18	13
Other	802	824	785	787
NGL Pipelines
Co-Ed	52	—	44	—
Other	159	—	131	—
Refined Products Pipelines	122	110	116	102
Tariff activities total	3,544	3,002	3,373	2,942
Trucking	112	109	106	105
Transportation activities total	3,656	3,111	3,479	3,047

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	94	73	90	70
Natural gas storage (average monthly capacity in billions of cubic feet)	93	76	84	71
NGL fractionation (average throughput in thousands of barrels per day)	97	14	79	14
Facilities activities total (average monthly capacity in millions of barrels) (3)	113	86	106	82

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	850	776	818	742
NGL sales	259	118	182	103
Waterborne cargos	4	—	3	21
Supply and Logistics activities total	1,113	894	1,003	866

(1)  Volumes associated with acquisitions represent total volumes (attributable to our interest) for the number of days or months we actually owned the assets divided by the number of days or months in the period.

(2)  As of December 31, 2012, we revised the summary presentation of our volumes related to our transportation activities. All prior year volumes have been restated herein to reflect such updates.

(3)  Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL storage capacity; (ii) natural gas capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes (based on estimated utilized capacity) multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets	$5,147	$4,351
Property and equipment, net	9,643	7,740
Goodwill	2,535	1,854
Linefill and base gas	707	564
Long-term inventory	274	135
Investments in unconsolidated entities	343	191
Other, net	586	546
Total assets	$19,235	$15,381

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,183	$4,511
Senior notes, net of unamortized discount	6,010	4,262
Long-term debt under credit facilities and other	310	258
Other long-term liabilities and deferred credits	586	376
Total liabilities	12,089	9,407

Partners’ capital excluding noncontrolling interests	6,637	5,450
Noncontrolling interests	509	524
Total partners’ capital	7,146	5,974
Total liabilities and partners’ capital	$19,235	$15,381

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(in millions)

	December 31,	December 31,
	2012	2011
Short-term debt	$1,086	$679
Long-term debt	6,320	4,520
Total debt	$7,406	$5,199

Long-term debt	6,320	4,520
Partners’ capital	7,146	5,974
Total book capitalization	$13,466	$10,494
Total book capitalization, including short-term debt	$14,552	$11,173

Long-term debt-to-total book capitalization	47%	43%
Total debt-to-total book capitalization, including short-term debt	51%	47%

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Basic Net Income per Limited Partner Unit:
Net income attributable to Plains	$320	$278	$1,094	$966
Less: General partner’s incentive distribution (1)	(81)	(63)	(289)	(221)
Less: General partner 2% ownership (1)	(5)	(5)	(16)	(15)
Net income available to limited partners	234	210	789	730
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	—	(5)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$233	$210	$784	$730

Basic weighted average number of limited partner units outstanding	334	305	325	297

Basic net income per limited partner unit	$0.70	$0.69	$2.41	$2.46

Diluted Net Income per Limited Partner Unit:
Net income attributable to Plains	$320	$278	$1,094	$966
Less: General partner’s incentive distribution (1)	(81)	(63)	(289)	(221)
Less: General partner 2% ownership (1)	(5)	(5)	(16)	(15)
Net income available to limited partners	234	210	789	730
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	—	(4)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$233	$210	$785	$730

Basic weighted average number of limited partner units outstanding	334	305	325	297
Effect of dilutive securities: Weighted average LTIP units (2)	3	3	3	2
Diluted weighted average number of limited partner units outstanding	337	308	328	299

Diluted net income per limited partner unit	$0.69	$0.68	$2.40	$2.44

(1)  We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2)  Our LTIP awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$330	$288	$1,127	$994
Add: Interest expense	74	63	288	253
Add: Income tax expense	11	17	54	45
Add: Depreciation and amortization	126	58	482	249
EBITDA	$541	$426	$1,951	$1,541
Selected items impacting comparability of EBITDA (1)	68	45	156	57
Adjusted EBITDA	$609	$471	$2,107	$1,598

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$609	$471	$2,107	$1,598
Interest expense	(74)	(63)	(288)	(253)
Maintenance capital	(48)	(43)	(170)	(120)
Current income tax expense	(21)	(13)	(53)	(38)
Equity earnings in unconsolidated entities, net of distributions	1	3	2	10
Distributions to noncontrolling interests (1)	(12)	(12)	(48)	(47)
Other	—	—	—	(1)
Implied DCF	$455	$343	$1,550	$1,149

(1)  Includes distributions that pertain to the current period’s net income, a portion of which are to be paid in the subsequent period.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash flow from operating activities reconciliation
EBITDA	$541	$426	$1,951	$1,541
Current income tax expense	(21)	(13)	(53)	(38)
Interest expense	(74)	(63)	(288)	(253)
Net change in assets and liabilities, net of acquisitions	(104)	201	(471)	1,005
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	19	54	101	110
Net cash provided by operating activities	$361	$605	$1,240	$2,365

-more-

333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions, except per unit data) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$320	$278	$1,094	$966
Selected items impacting comparability of net income attributable to Plains	109	44	320	55
Adjusted net income attributable to Plains	429	322	1,414	1,021
Less: General partner’s incentive distribution (1)	(81)	(63)	(289)	(221)
Less: General partner 2% ownership (1)	(7)	(6)	(23)	(16)
Adjusted net income available to limited partners	341	253	1,102	784
Less: Undistributed earnings allocated and distributions to participating securities (1)	(3)	—	(8)	—
Adjusted limited partners’ net income	$338	$253	$1,094	$784

Basic weighted average number of limited partner units outstanding	334	305	325	297

Basic adjusted net income per limited partner unit	$1.01	$0.83	$3.37	$2.64

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$320	$278	$1,094	$966
Selected items impacting comparability of net income attributable to Plains	109	44	320	55
Adjusted net income attributable to Plains	429	322	1,414	1,021
Less: General partner’s incentive distribution (1)	(81)	(63)	(289)	(221)
Less: General partner 2% ownership (1)	(7)	(6)	(23)	(16)
Adjusted net income available to limited partners	341	253	1,102	784
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	—	(4)	—
Adjusted limited partners’ net income	$340	$253	$1,098	$784

Diluted weighted average number of limited partner units outstanding	337	308	328	299

Diluted adjusted net income per limited partner unit	$1.01	$0.82	$3.35	$2.62

(1)  We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

Contacts:
	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600     Houston, Texas 77002     713-646-4100 / 800-564-3036